UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CLEVELAND-CLIFFS INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 19, 2007

Dear Shareholder:

It has come to our attention that the record date for the determination of persons entitled to vote at the Annual Meeting of Shareholders was incorrectly stated in the Notice of Annual Meeting of Shareholders as June 15, 2007. The correct record date is June 7, 2007. Enclosed on the reverse side of this letter, you will find a corrected Notice of Annual Meeting of Shareholders.

Very truly yours,

George W. Hawk, Jr.
General Counsel and Secretary

Cleveland-Cliffs Inc 1100 Superior Avenue Suite 1500 Cleveland, Ohio 44114-2518 216/694-5700 PH 216/694-4880 FAX

CORRECTED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 15, 2007

Dear Shareholder:

Our Annual Meeting of Shareholders will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Friday, July 27, 2007 at 10:00 A.M. (Cleveland time) for the purpose of considering and acting upon the following:

1.	A proposal to elect ten Directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected;

2.	A proposal to adopt the 2007 Incentive Equity Plan;

3.	A proposal to adopt a new Executive Management Performance Incentive Plan;

4.	A proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors to examine our consolidated financial statements for the 2007 fiscal year; and

5.	Such other matters as may properly come before the annual meeting and any adjournments or postponements thereof.

Shareholders of record at the close of business on June 7, 2007 are entitled to notice of and to vote at such meeting and any adjournments or postponements thereof.

Very truly yours,

George W. Hawk, Jr.
General Counsel and Secretary

Cleveland-Cliffs Inc 1100 Superior Avenue Suite 1500 Cleveland, Ohio 44114-2518 216/694-5700 PH 216/694-4880 FAX